Exhibit 99.2

                  Certification of CFO Pursuant to
                        18 U.S.C. Section 1350,
                        As Adopted Pursuant to
             Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Berry Petroleum
Company (the "Company") on Form 10-Q for the period ending
September 30, 2002 as filed with the Securities and Exchange
Commission on November 12, 2002 (the "Report"), Ralph J.
Goehring, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)  The Report fully complies with the requirements of section
  13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Ralph J. Goehring
Ralph J. Goehring
Senior Vice President and Chief Financial Officer
November 12, 2002

This certification accompanies this Report pursuant to Section
906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities
Exchange Act of 1934, as amended.